UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018 (April 8, 2018)

SENMIAO TECHONOLOGY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-221225	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd.
High-Tech Zone, Chengdu
Sichuan, People’s Republic of China 610000
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2018, Senmiao Technology Limited (the “Company”) entered into a Fund Deposit Service Agreement (“Agreement”) with Sichuan XW Bank Co., Ltd. (“XW Bank”). The Company entered into the Agreement in connection with its decision to change its custodian bank from Guangdong Huaxing Bank to XW Bank because peer-to-peer lending platforms in Sichuan Province are required to have local commercial banks within the same province serve as custodians according to certain local regulations.

Pursuant to the terms of the Agreement, XW Bank will serve as the sole custodian bank of the money from the clients of the Company’s peer-to-peer lending platform to escrow the funds and facilitate the Company’s business. In consideration of its services to the Company, XW Bank will charge (a) a service fee of (i) 0.06% of the amount of money deposited into XW Bank, with a limit of RMB 2 million (approximately US$319,000) annually or (ii) RMB 300,000 (approximately US$48,000) annually, whichever is greater; (b) a transaction fee of RMB 1.50 (approximately US$0.24) for each withdrawal by a platform client; (c) a verification fee of RMB 0.50 (approximately US$0.08) for each verification for the platform client’s bank account information and (d) a nonrecurring, one-time system access fee of RMB 200,000 (approximately US$32,000).

The Agreement has a term of one year and will be automatically extended one more year if neither party terminates the Agreement within the last 30 days of the one-year term. Either party may also terminate the Agreement on 90 days’ notice to the other party, but such termination requires the consent of the non-terminating party.

The foregoing descriptions of the Fund Deposit Service Agreement are not complete and are qualified in their entirety by reference to the Fund Deposit Service Agreement, the English translation of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title of Document

10.1	English Translation of Fund Deposit Service Agreement by and between Senmiao Technology Limited and Sichuan XW Bank Co., Ltd. dated April 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2018	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xin Chen
	Name:	Xin Chen
	Title:	Chief Executive Officer